EXHIBIT 10.44

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is made as of November 14, 2016, by and between ARE-MA REGION NO. 40, LLC, a Delaware limited liability company (“Landlord”), and BLUEBIRD BIO, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of September 21, 2015, as amended by a First Amendment to Lease (“First Amendment”) dated June 21, 2016 (as so amended, the “Lease”), wherein Landlord leases to Tenant certain premises (“Premises”) located at 60 Binney Street, Cambridge, Massachusetts, which Premises are more particularly described in the Lease.

B. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

C. Landlord and Tenant desire to amend the Lease to add certain storage space to the Premises and reconfigure certain storage space in the Premises, modify the rentable square feet of the Premises and related terms accordingly and otherwise to amend the Lease as provided herein.

AGREEMENT

Now, therefore, the parties hereto agree as follows and agree that the Lease is amended, effective as of the date first written above, as set forth below:

1. Recitals.  The Recitals set forth above are true and correct and are incorporated as if fully set forth herein.

2. Storage Space; Amended Exhibit A.

(a)

The Premises demised under the Lease are hereby expanded to include the storage space located on Levels P4, P5 and P6 of the Garage in the locations shown on the pages showing Levels P4, P5 and P6 of Exhibit A attached hereto.  The storage space located on Levels P2 and P3 of the Garage is hereby reconfigured so that all the storage space included in the Premises on the Garage levels is shown on Exhibit A attached hereto.  As a result of the addition and reconfiguration of such storage space, the rentable area of the storage space in the Premises prior to this Second Amendment is hereby increased by 1,383 rentable square feet (the “Additional Storage Space”), and the rentable square feet in the Premises is increased accordingly, as provided below.

(b)	Exhibit A attached to the Lease is hereby deleted and replaced with Exhibit A attached hereto and incorporated herein by this reference.

3. Base Rent on Additional Storage Space.  The Base Rent for the Additional Storage Space shall be at the rate of $40.00 per rentable square foot per year of Additional Storage Space, adjusted as provided in Section 4 of the Lease.  No TI Allowance or Additional TI Allowance shall apply to the Additional Storage Space.

4. Amendment of Certain Basic Lease Provisions.  The defined terms in the Basic Lease Provisions listed below are hereby deleted and replaced with the following:

Premises:	That portion of the Project containing approximately 254,491 rentable square feet, as shown on Exhibit A, which Premises are located on Levels 1 through 10 and Levels P1 through P6.
Base Rent:

$72.50 per rentable square foot per year, adjusted as provided in Section 4, and if Tenant elects pursuant to Section 6.2 of the Work Letter to receive the Additional TI Allowance (as defined in the Work Letter) adjusted as provided in Section 4 below; except that for the 1,383 rentable square feet of Additional Storage Space, the Base Rent shall be at the rate of $40.00 per rentable square foot per year, adjusted as provided in Section 4 of this Lease.  The Additional Storage Space shall not be included in the calculation of the TI Allowance or Additional TI Allowance under the Work Letter, and accordingly, the Base Rent for the Additional Storage Space shall not be subject to adjustment if Tenant elects to receive Additional TI Allowance as aforesaid.  Base Rent for the entire Premises (including without limitation all the storage space included in the Premises on the Garage levels as shown on Exhibit A attached hereto) shall be payable at the times set forth in the Lease.

Rentable Area of Building:	532,395 rentable square feet.
Rentable Area of Premises:	254,491 rentable square feet.
Tenant’s Share of Operating Expenses for the Project:	47.80% (except as set forth in Section 3 for the 2-month period following the Start Date).
Tenant’s Share of Campus Expenses:	18.53% (except as set forth in Section 3 for the 2-month period following the Start Date)
Tenant’s Share of 60 Binney Building Expenses:	99.16% (except as set forth in Section 3 for the 2-month period following the Start Date)
Tenant’s Share of Operating Expenses for the Premises:	100% (except as set forth in Section 3 for the 2-month period following the Start Date)

Post Rent Credit Date:	As to the Initial Floors:

The Post Rent Credit Date as to the Initial Floors shall be the earlier of (w) and (x), where (w) is the later of (i) April 1, 2017, or (ii) Substantial Completion of the Shell and Core Improvements (as defined in the Work Letter), and (x) the date on which Tenant first occupies any portion of the Initial Floors for the Permitted Uses.

As to the Remaining Floors:

Tenant is deemed to have elected under Section 3.1 of the Work Letter to use a general contractor for the Tenant Improvements for the Remaining Floors other than the Construction Manager (a “Non-CM Build Election”), and accordingly, the Post Rent Credit Date as to the Remaining Floors shall be the earlier of (w) and (x), where (w) is the later of (i) April 1, 2017, or (ii) ninety-one (91) days after Substantial Completion of the Shell and Core Improvements on the Remaining Floors, and (x) is the date on which Tenant first occupies any portion of the Remaining Floors for the Permitted Uses.

5. First Amendment and Non-CM Build Election.  As Tenant is deemed to have elected the Non-CM Build Election as to the Remaining Floors in the 60 Binney Building, then as provided in the First Amendment, the Rent Abatement (as defined in Section 2(c) of the Lease), the Completion Deadline (as defined in Section 2(d) of the Lease), the timing of the payment of Utilities (as provided in Section 3(b) of the Lease) and the timing of access for the completion of the Tenant Improvements (as provided in Section 3.1 of the Work Letter) shall be treated separately for the Initial Floors and the Remaining Floors, except as expressly set forth in the First Amendment.  In addition, the provisions of Section 5 and Section 6 of the First Amendment shall apply as set forth therein.

6. Additional Amended Exhibits.

(a)	Exhibit A-1 attached to the Lease is hereby deleted, and is replaced by the new Exhibit A‑1 attached hereto and incorporated herein by this reference.
(b)	Exhibit B-1 is hereby deleted, and is replaced by the new Exhibit B-1 attached hereto and incorporated herein by this reference.

7. Delivery under Section 2.7 of Work Letter.  Landlord and Tenant acknowledge and agree that Landlord has delivered to Tenant the certification from the Project Architect, dated September 30, 2016, regarding the status of completion of the Shell and Core Improvements, and that the Delivery Date is deemed to have occurred on September 30, 2016.

8. Miscellaneous.

(a)

As amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed.   All other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  This Second Amendment (and the exhibits attached hereto) and the Lease, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)

Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this Second Amendment other than CB Richard Ellis-N.E. Partners LP, acting for Landlord, and Colliers International, acting for Tenant.  Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any broker, finder or salesperson, other than the Brokers named in this Section, for brokerage or other commissions relating to this Second Amendment asserted by any broker, agent or finder engaged by such party or with whom such party has dealt.

(c)	This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors in interest and permitted assigns.
(d)

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Landlord and Tenant each warrant to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.

(e)

In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.  All references in the Lease to the “Lease” or this “Lease” shall be deemed to be references to the Lease, as modified by this Second Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT

BLUEBIRD BIO INC.,
a Delaware corporation

By:	/s/ Jason F. Cole
Name:	Jason F. Cole
Title:	Chief Legal Officer

LANDLORD

ARE-MA REGION NO. 40, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE
EQUITIES, L.P., a Delaware limited
partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Eric S. Johnson
Name:	Eric S. Johnson
Its:	SVP, RE Legal Affairs

EXHIBIT A

PREMISES DESCRIPTION

EXHIBIT A-1

PRELIMINARY MEASUREMENTS

EXHIBIT B-1

FLOOR PLANS SHOWING 50 BINNEY BUILDING

AND 60 BINNEY BUILDING

See attached

LENDER CONSENT TO SECOND AMENDMENT TO LEASE

The undersigned, The Bank of Nova Scotia, having a place of business at 40 King Street West, 62nd floor, Toronto, ON, Canada M5W 2X6, as administrative agent (in its capacity as administrative agent, the “Agent”), for itself and any other lenders (collectively, the “Lenders”) which may from time to time become parties to that certain Loan Agreement (including any extensions, renewals, replacements, modifications and amendments thereof) dated October 29, 2015, among Agent, the Lenders and ARE-MA Region No. 40, LLC, as the Borrower, hereby consents to the within Second Amendment to Lease between ARE-MA Region No. 40, LLC, as Landlord, and bluebird bio, Inc., as Tenant, dated on or about the date hereof (the “Second Amendment”).  This Lender Consent is attached to said Second Amendment.

AGENT:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:
Date:

ActiveUS 158507510v.4